Exhibit (g)(1)(iv)

FORM OF AMENDMENT NO. 4

GLOBAL CUSTODY AGREEMENT

Form of Amendment No. 4, effective as of March 28, 2016 (“Amendment No. 4”), to the Global Custody Agreement, dated as of October 30, 2014 (“Agreement”), by and between 1290 Funds (“Trust”) on behalf of each of the Funds designated on Exhibit A and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	Removed Fund. All references to the 1290 Global Equity Income Fund are hereby removed from the Agreement.

2.	Exhibit A. Exhibit A to the Agreement, setting forth the Funds of the Trust on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Exhibit A attached hereto.

3.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

1290 FUNDS On behalf of each of its Funds designated on Exhibit A		JPMORGAN CHASE BANK, N.A.

By:		By:
Name:	Brian Walsh	Name:
Title:	Chief Financial Officer and Treasurer	Title:

EXHIBIT A

FORM OF AMENDMENT NO. 4

GLOBAL CUSTODY AGREEMENT

1290 Convertible Securities Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 Global Equity Managers Fund

1290 Global Talents Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Unconstrained Bond Managers Fund